SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 8, 2005

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)



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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


         Effective December 8, 2005, the Board of Directors of Ligand Pharmaceuticals Incorporated (the "Company") approved an amendment to the Amended and Restated Preferred Shares Rights Agreement (the "Amendment") providing that shares of the Company's common stock acquired by Third Point LLC, its affiliates or associates ("Third Point") solely as a result of service as members of the Company's Board of Directors, including without limitation, the option for each designee to purchase 20,000 shares of Common Stock which was automatically granted on the date of such designee's initial election, would not operate to trigger the distribution of rights under the Company's preferred shares rights plan. For a description of the Third Point designees' election to the Company's board of directors, please see Item 5.02 below. Pursuant to
Section 27 of the Amended and Restated Preferred Shares Rights Agreement, so long as the Company furnishes the certification set forth in the Amendment, the rights agent is required to agree to the proposed amendment.


         In connection with the grant of options to the Third Point designees described herein, the Company also waived the prohibition in Section 4.01 of the Stockholders Agreement dated December 2, 2005 by and among the Company and Third Point LLC, Third Point Offshore Fund, Ltd., Third Point Partners LP, Third Point Ultra Ltd., Lyxor/Third Point Fund Ltd., and Third Point Partners Qualified LP (the "Stockholders Agreement") which would have required the Third Point designees to waive the automatic grant of options upon their election.


         The description of the Amendment above does not purport to be complete and is qualified in its entirety by reference to the form of Amendment, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.


ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         Please see a description of the Amendment set forth in Item 1.01 above for a description of a modification to the rights of stockholders. Other than as described herein, the Amendment does not change the rights of stockholders and the description of the Amended and Restated Preferred Shares Rights Agreement contained in the Company's Registration Statement on Form 8-A/A filed on April 6, 2004 is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(d) Pursuant to the authority granted to the Company's Board of Directors in
Article III, Section 1 of the Company's Amended and Restated Bylaws, as amended, on December 8, 2005, the Board of Directors increased the authorized number of directors of the Company from eight to eleven. Thereafter on December 8, 2005, pursuant to Section 2.01(a) of the Stockholders Agreement, the Company's Board of Directors elected to the Board Daniel S. Loeb, Brigette Roberts, M.D. and Jeffrey Perry.


         None of the newly elected directors has, or has had since the Company's last fiscal year, a relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K, except that pursuant to the Stockholders Agreement, the Company agreed to reimburse Third Point LLC, which is controlled by Daniel S. Loeb and employs Brigette Roberts, M.D. and Jeffrey Perry, up to $475,000 of its actual out-of-pocket costs incurred prior to the date of the Agreement directly related to certain matters listed in the agreement and connected to a proxy contest previously announced by Third Point LLC.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

        EXHIBIT NO.       DESCRIPTION
        --------------    -----------

         10.1.    Form of First Amendment to the Amended and Restated Preferred
                  Shares Rights Agreement effective December 8, 2005 between the
                  Company and Mellon Investor Services LLC.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                                LIGAND PHARMACEUTICALS INCORPORATED





    Date : December 13, 2005    By:      /s/ Warner R. Broaddus
                                Name:    Warner R. Broaddus
                                Title:   Vice President, General Counsel &
                                         Secretary




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